ARK FUNDS
                          SUB-ADMINISTRATION AGREEMENT

         AGREEMENT made as of the 1st day of January, 2002, by and between Allfirst Trust Company N.A., a national banking association organized under the laws of the United States, with offices at 25 South Charles Street, M/C 101-621, Baltimore, Maryland 21201("Allfirst"), and Forum Administrative Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, Allfirst acts as administrator to ARK Funds, a Massachusetts business trust (the "Trust"), which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as open-end management investment company; and

         WHEREAS, the Trust may issue its shares of beneficial interest ("Shares") in separate series and classes; and

         WHEREAS, the Trust offers Shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 7, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers Shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, Allfirst and the Trust desire that Forum perform certain administration services for Allfirst with respect to each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Allfirst, Forum and the Trust hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) Allfirst hereby appoints Forum, and Forum hereby agrees to act, as sub-administrator of the Trust for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, Allfirst has delivered to Forum copies of:
(i) the Trust's declaration of trust and bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's registration statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current prospectus and statement of additional information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Funds (e.g.,

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repurchase  agreement  procedures),  and shall  promptly  furnish Forum with all amendments of or supplements to the foregoing.

         SECTION 2.  DUTIES OF FORUM

         (a) Subject to the direction and control of Allfirst and the Board of Trustees of the Trust (the "Board"), Forum shall manage all aspects of the Trust's operations with respect to the Funds except for those aspects that are retained by Allfirst or its affiliates pursuant to Section 6(f) and those that are the responsibility of any other service provider hired by the Trust or Allfirst, all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Trust or each Fund, as applicable, Forum shall:

         (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this
         Section 2(b) as are necessary to provide effective operation of the Trust and maintain internal controls, audit programs and periodic reviews to ensure the continued effectiveness and sufficiency of the services provided;

         (ii) oversee (A) the preparation and maintenance by the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law;
         (B) the reconciliation of account information and balances among the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; and (D) the performance of fund accounting, including, without limitation, the calculation of the net asset value of the Shares;

         (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

         (iv) provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

         (v) with the cooperation of the Trust's investment advisers, the officers of the Trust, Allfirst, and other relevant parties, prepare and disseminate materials for meetings of the Board, as applicable, including a general report to the Board covering the Trust's operations;

         (vi) file or oversee the filing of each document required to be filed by the Trust in either written or, if required, electronic format (e.g., electronic data gathering analysis and retrieval system or "EDGAR") with the SEC, state and other authorities as may be necessary to enable the Trust to make a continuous offering of its Shares;

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         (vii)    assist in and oversee the  preparation,  filing and  printing and the periodic updating of the Registration Statement and Prospectuses;

         (viii) assist in and oversee the preparation and printing of proxy and information statements and elated communications to shareholders;

         (ix) assist the Trust's investment advisers and other appropriate persons with respect to regulatory compliance matters, such assistance to include, without limitation, the daily performance of and reporting on the tests listed on Schedule 2(b)(ix) hereto and such other tests as the Trust's investment advisers may reasonably request from time to time;

         (x) prepare, file and maintain the Trust's Organic Documents and minutes of meetings of the Board, Board committees and shareholders;

         (xi) maintain the Trust's existence and good standing under applicable state law;

         (xii) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

         (xiii) advise the Trust and the Board on matters concerning the Trust and its legal, regulatory and financial affairs;

         (xiv) assist the Trust in the selection of other service providers, such as independent accountants, law firms and proxy solicitors;

         (xv) calculate, review, and account for Fund expenses and report on Fund expenses on a periodic basis;

         (xvi) authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

         (xvii) prepare Fund budgets, pro-forma financial statements, expense and profit/loss projections, and fee waiver/expense reimbursement projections on a periodic basis;

         (xviii)  prepare financial statement expense information;

         (xix) request any necessary information from the Trust's transfer agent, fund accountant, investment advisers, and distributor in order to prepare, and prepare, the Trust's Form N-SAR twice a year and any required financial data schedules;

         (xx) prepare semi-annual financial statements and oversee the production of the semi-annual financial statements and any related report to the Trust's shareholders prepared by the Trust or its investment advisers, as applicable;

                                      -3-


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         (xxi) file the Funds' semi-annual  financial statements with the SEC or ensure that the Funds' semi-annual financial statements are filed with the SEC and oversee the distribution of the financial statements to shareholders;

         (xxii)   produce quarterly compliance reports for the Board;

         (xxiii) calculate data with respect to yields, dividend yields, distribution rates, and total returns for dissemination to information services covering the investment company industry, for advertising and sales literature of the Trust and other appropriate purposes;

         (xxiv) report Fund data to investment company industry survey companies (e.g., Lipper, Inc.);

         (xxv) maintain CUSIP, ticker, news media, and tax identification number listings;

         (xxvi) report applicable data to rating agencies (such as Standard & Poor's) that rate a Fund;

         (xxvii) supervise the declaration of dividends and other distributions to shareholders and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

          (xxviii) prepare Federal income and excise tax work papers and provisions;

         (xxix) cause to be prepared or prepare, execute (as an officer of the Trust) and file all Federal income and excise tax returns and state income and other tax returns, including any extensions or amendments, each as agreed between Allfirst and Forum;

         (xxx) calculate required Fund distributions to maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and avoid, if applicable, Federal excise tax;

         (xxxi) perform other tax compliance and related reporting (including but not limited to calculation of Code Section 851(b) "good income" and "diversification" testing, reporting the tax status of distributions, and preparing year-end Federal tax notice data);

         (xxxii) prepare financial statement tax provisions (including but not limited to sixty (60) day shareholder tax notices disclosure, tax related footnotes, and Statement of Position 95-3 ("ROCSOP") adjustments);

         (xxxiii) calculate income distributions for Funds that declare income distributions more often than annually but not daily and calculate capital gain distributions (in addition to typical calendar year-end capital gain distributions);

         (xxxiv) perform monthly capital gain analyses based on book numbers adjusted for prior year unpaid spillback distribution requirements and capital loss carryforwards; and

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         (xxxv) maintain appropriate  insurance in light of its responsibilities hereunder, and, at the expense of the Trust and subject to limits, deductibles and premiums as may be acceptable to the Trust, procure appropriate insurance for the Trust and the trustees.

         (c) Forum shall provide such other services and assistance relating to the affairs of the Trust as are set forth in Appendix C hereto, and, pursuant to mutually acceptable compensation and implementation agreements, such other matters as Allfirst may, from time to time, reasonably request.

         (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder and any successor laws, rules or industry standards. The books and records pertaining to the Trust that are in possession of Forum shall be the property of the Trust. The Trust or the Trust's authorized representatives shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives at the Trust's expense. In the event Allfirst designates a successor that shall assume any of Forum's obligations hereunder, Forum shall, at the expense and direction of Allfirst, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

         (e) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein, Allfirst assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (f) In order for Forum to perform the services required by this Section 2, Allfirst (i) shall cause all service providers to the Trust to furnish any and all information to Forum, and assist Forum as may be required and (ii) shall ensure that Forum has access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

         (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to Allfirst, the Trust or any of the Trust's shareholders for any action or inaction of Forum

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relating  to  any  event  whatsoever  in  the  absence  of  bad  faith,  willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

         (b) The Trust agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), ("Forum Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund taken (or not taken, as the case may be) in the absence of bad faith, willful malfeasance and negligence or based, if applicable, on good faith reliance upon an item described in Section 3(d) (a "Forum Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Forum Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the Forum Claim in its own name or in the name of the Forum Indemnitee.

         (c)  Forum  agrees  to  indemnify  and  hold  harmless  Allfirst,   its
employees, agents, directors, officers and managers ("Allfirst Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to
(i) Forum's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d), or
(ii) any breach of Forum's representations set forth in Section 4 (an "Allfirst Claim"). Forum shall not be required to indemnify any Allfirst Indemnitee if, prior to confessing any Allfirst Claim against the Allfirst Indemnitee, Allfirst or the Allfirst Indemnitee does not give Forum written notice of and reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

         (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

         (i) the advice of the Trust, Allfirst or of counsel, who may be counsel to the Trust or Allfirst or counsel to Forum;

         (ii) any oral or electronic instruction which it receives and which it reasonably believes in good faith was transmitted by a person or persons authorized by Allfirst, the Trust or the Board to give such instruction. Provided that Forum has such reasonable belief, Forum shall have no duty or obligation to make any inquiry or effort of certification of such instruction;

         (iii) any written instruction of Allfirst or the Trust or persons authorized by Allfirst or the Trust to give such instruction, or any certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

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         (iv) as to genuineness, any signature,  instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by Allfirst or the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral, electronic or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (e) Forum shall not be liable for the errors of other service providers to the Trust or their systems, including errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES

         (a)    Forum represents and warrants to Allfirst that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii)   It is duly qualified to carry on its business;

         (iii) It is empowered under applicable laws and by its operating agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (b)      Allfirst represents and warrants to Forum that:

         (i) It is a national banking association organized and existing and in good standing under the laws of the United States;

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         (ii) It is  empowered  under  applicable  laws and by its  charter  and bylaws and its administration agreement with the Trust to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Allfirst, enforceable against Allfirst in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (v) With respect to the Trust, a registration statement under the Securities Act is currently effective and Allfirst will use best efforts to cause the registration statement to remain effective, and appropriate state securities laws filings have been made and Allfirst will use best efforts to cause the filings to continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.

         SECTION 5.  COMPENSATION AND EXPENSES

         (a) In consideration of the administrative services provided by Forum pursuant to this Agreement, Allfirst shall pay or cause to be paid to Forum, with respect to each Class of each Fund, the fees set forth in Appendix B hereto.

         All fees payable hereunder shall be accrued daily. The Base Fees shall be payable monthly in advance on the third business day of each calendar month for services performed during the following calendar month. The Asset Charge shall be payable monthly in arrears on the third business day of each calendar month for services performed during the preceding calendar month. Reimbursements as described in Section 5(b) shall be payable monthly in arrears on the third day of each calendar month for services performed during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, Allfirst shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         In the event that any of the services identified in Appendix C hereto are provided by personnel of the legal department of Forum, they will be provided at no additional charge to Allfirst or the Trust except those matters designated as Special Legal Services, as to which Forum may charge, and the Trust shall pay an additional amount as reimbursement of the cost of Forum providing such services. Reimbursement shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month.

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


         (b) In connection with the services provided by Forum pursuant to this Agreement, Allfirst agrees to reimburse Forum for the expenses set forth in clause (iii) of Appendix B hereto. In addition, Allfirst shall reimburse Forum for all reasonably incurred expenses and employee time attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews.

         (c) Forum may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust or counsel to Forum; provided, however, that Forum shall in all cases first reasonably attempt to apply to and obtain the advice and opinion of in-house counsel to Allfirst. Except as provided in paragraph (a) above, the costs of any such advice or opinion shall be borne by Allfirst.

         (d) Notwithstanding anything in this Agreement to the contrary, Forum and its affiliated persons may receive compensation or reimbursement with respect to: (i) the provision of services on behalf of the Funds in accordance with any Plan or Service Plan; (ii) the provision of shareholder support or other services; (iii) service as a trustee or officer of the Trust; and (iv) services to the Trust, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (e) Forum and Allfirst acknowledge and agree that the Trust shall be responsible for and assume the obligation for payment of all of its expenses, including: (i) the fee payable under the administration agreement between the Trust and Allfirst; (ii) the fees payable to each investment adviser under an agreement between the investment adviser and the Trust; (iii) expenses of issue, repurchase, and redemption of Shares; (iv) interest charges, taxes, and brokerage fees and commissions; (v) premiums of insurance for the Trust, the trustees and officers and fidelity bond premiums; (vi) fees, interest charges, and expenses of third parties, including the Trust's independent accountants, custodians, transfer agents, dividend disbursing agents, and fund accountants;
(vii) fees of pricing, interest, dividend, credit, and other reporting services;
(viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds transmission expenses; (xi) auditing, legal, and compliance expenses; (xii) costs of forming the Trust and maintaining its existence; (xiii) costs of preparing, filing, and printing the Trust's Prospectuses, subscription application forms, and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (xvi) costs of reproduction, stationery, supplies, and postage; (xvii) fees and expenses of the Trust's trustees and officers; (xviii) costs of other personnel (who may be employees of the investment adviser, Allfirst, or their respective affiliated persons) performing services for the Trust; (xix) costs of Board, Board committee, and other corporate meetings; (xx) SEC registration fees and related expenses; (xxi) state, territory, or foreign securities laws registration fees and related expenses; and (xxii) all fees and expenses paid by the Trust in accordance with any Plan or Service Plan or agreement related to similar manners.


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


         SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective on the date hereof and, with respect to each new Fund or Class referred to in Section 7, on the earlier of the date on which the Trust's Registration Statement relating to the Shares of such Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class.

         (b) This Agreement shall continue in effect with respect to each Fund and Class until December 31, 2002 (the "Initial Term") and shall continue in effect thereafter for successive one-year periods unless earlier terminated in accordance with this Section or until the Fund or Class ceases operations.

         (c) In the event that Allfirst elects to terminate this Agreement prior to December 31, 2004, pursuant to this Section 6, Allfirst shall pay Forum twelve (the "multiplier") times the monthly average fees due to Forum under this Agreement ("Termination Fee") (calculated based on the last three months prior to the date of termination). The multiplier shall be reduced one-twelfth for each full calendar quarter after December 31, 2001 that expires. The Termination Fee shall be due as of the last day this Agreement is effective. An amendment of this Agreement that eliminates a portion of the services that Forum provides to Allfirst and associated fees to Forum (as agreed by the parties), wherein Allfirst Bank or its affiliates contemporaneously become responsible for delivering similar services to the Trust, shall not be deemed to be a termination.

         (d) This Agreement may be terminated with respect to any or all Funds at any time after the date that is 90 days prior to the expiration of the Initial Term, (i) by Allfirst on 90 days' written notice to Forum or (ii) by Forum on 90 days' written notice to Allfirst. If Allfirst terminates the Agreement prior to December 31, 2004, Allfirst shall pay Forum a Termination Fee as calculated in Section 6(c).

         (e) The provisions of Sections 2(d), 3, 5, 6(d),  6(e), 6(f), 8, 9, 10,
12, and 13 shall survive any termination of this Agreement.

         (f) This Agreement and the rights and duties under this Agreement may not be assigned by either Forum or Allfirst except by the specific written consent of the other party, provided that Allfirst may notify Forum that a service formerly provided by Forum will instead be provided by Allfirst or its affiliates as of a specified date, and Forum's fee will be adjusted accordingly (as agreed by the parties). Notwithstanding anything in this Agreement to the contrary, the transfer of ownership of all or part the equity interests in Forum to Forum's employees or the heirs or devisees of John Keffer on or after January 1, 2005, shall not be deemed to be an assignment. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 7.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, automatically shall become Funds and Classes under this Agreement and the fees applicable to new Funds and Classes as provided in Appendix B will apply. Forum or Allfirst may elect not to make any such series or classes subject to this Agreement.

         SECTION 8.  CONFIDENTIALITY

         Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may:

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Forum is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Forum shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust.

         SECTION 9.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical or other breakdown of the securities markets, flood or catastrophe, acts of God, insurrection, war, terrorism, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

         SECTION 10.  DISASTER RECOVERY

         Forum shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to the Trust and emergency use of electronic data processing equipment. In the event of equipment failures, Forum shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. Forum shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Forum's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement and provided further that Forum has complied with the provisions of this Section 10.

         SECTION 11.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation or reimbursement of expenses from the Trust.

         (c) Without limiting the generality of Sections 10(a) and (b), the Trust acknowledges that certain legal services may be rendered to the Trust by lawyers who are employed by Forum or its affiliates and who render services to Forum and its affiliates. A lawyer who renders such services to the Trust, and any lawyer who supervises such lawyer, although employed generally by Forum or its affiliates, may have a direct professional attorney/client relationship with the Trust. Those services for which such a direct relationship will exist are listed in Appendix C hereto. Each of Forum and the Trust hereby consents to the simultaneous representation by such lawyers of both Forum and the Trust, and waives any general conflict of interest existing in such simultaneous representation. Furthermore, the Trust agrees that, in the event such lawyer ceases to represent the Trust, whether at the request of Forum or otherwise, the lawyer may continue thereafter to represent Forum, and the Trust expressly consents to such continued representation.

         SECTION 12.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 13.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The trustees, officers, employees and agents of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and each of Allfirst and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which its rights or claims relate in settlement of such rights or claims, and not to the trustees, officers, employees and agents of the Trust or the shareholders of the Funds.

         SECTION 14.  PRIVACY AND SECURITY OF NON-PUBLIC PERSONAL INFORMATION

         Forum acknowledges and agrees that certain information made available to it hereunder may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the "Privacy Laws"). Forum hereby agrees (i) not to disclose or use such information except as required to carry out it duties under this Agreement or as otherwise permitted by law in its ordinary course of business, (ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information and (iii) to cooperate with Allfirst and Trust and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to it.

         SECTION 15.  MISCELLANEOUS

         (a) No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement, even if such party is advised of the possibility of such damages.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 7, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by the parties and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (l) The term "affiliated person" shall have the meaning ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                             FORUM ADMINISTRATIVE SERVICES, LLC


                             By:      /S/ DAVID I. GOLDSTEIN
                                -----------------------------------------
                                      Name:      David I. Goldstein
                                      Title:     Director

                             ALLFIRST TRUST COMPANY N.A.


                             By:      /S/ RICK A. GOLD
                                -----------------------------------------
                                      Name:      Rick A. Gold
                                      Title:

                             ARK FUNDS


                             By:      /S/ MICHELE DALTON
                                -----------------------------------------
                                      Name:      Michele Dalton
                                      Title:     Vice President

                                    ARK FUNDS
                          SUB-ADMINISTRATION AGREEMENT

                                   APPENDIX A


                                             INCEPTION                  INCEPTION                INCEPTION                 INCEPTION
                                                DATE     INSTITUTIONA      DATE     RETAIL A        DATE       RETAIL B       DATE
                              INSTITUTIONAL                    II

Money Market Port.                  X         6/14/93          X         7/21/95        X         3/2/94          X*        9/1/98
Govt. Money Market                  X         6/14/93          X         7/28/95        X         7/7/97
U.S.Treas. Money  MKT.              X         6/14/93          X         7/28/95        X        12/15/95
Tax-Free Money MKT.                 X         6/14/93          X         7/28/95        X         3/15/94
Pennsylvania Tax-Free Money         X          5/1/01          X          5/1/01
MKT.
Short-Term                          X         3/20/96                                   X         9/9/96
Treasury
Short-Term Bond                     X         3/31/96
U.S. Gov't Bond                     X         3/31/96                                   X         4/1/98
Interm. Fixed Income                X         11/15/96
Income                              X         7/16/93                                   X         4/12/94         X         9/1/98
Maryland Tax -Free                  X         11/15/96                                  X         1/2/97          X         9/1/99
Pennsylvania Tax-Free               X         3/31/96                                   X         3/23/98         X         9/1/99
Balanced                            X         7/16/93                                   X         3/9/94          X         9/1/98
Equity Income                       X         11/15/96                                  X         5/9/97
Value Equity                        X         3/31/96                                   X         4/1/98          X         9/1/99
Equity                              X         10/1/97                                   X         11/3/97
Index
Blue Chip Equity                    X          4/1/96                                   X         5/16/96         X         7/1/98
Capital Growth                      X         7/16/93                                   X         3/9/94          X         9/1/98
Mid-Cap Equity                      X         11/15/96                                  X         9/1/99
Small-Cap Equity                    X         7/13/95                                   X         5/16/96         X         2/19/01
Int'l Equity                        X         3/31/97                                   X         4/1/98
Emerging Markets                                                                        X         1/7/92
Social Issues Intermediate          X          5/1/01
Fixed Income
Social Issues Blue Chip             X          5/1/01
Equity
Social Issues Capital Growth        X          5/1/01
Social Issues Small Cap             X          5/1/01
Equity

TOTAL                              25                          5                       19                         9
* For exchange purposes only

                                      -15-




CASH MANAGEMENT FUNDS
                                             INCEPTION                    INCEPTION                  INCEPTION
                                CORPORATE       DATE      CORPORATE II       DATE       CORPORATE       DATE
                                                                                           III
U.S. Government Cash                X         10/19/00         X            6/1/00          X         6/6/00
Management Money Market
U.S. Prime Cash Management          X         7/28/00          X            6/5/00          X         8/16/00
Money Market
U.S. Treasury Cash                                             X           7/21/00          X         10/6/00
Management Money Market
Tax-Free Cash Management                                                                    X         6/23/00
Money Market

TOTAL                               2                          3                            4

                                    ARK FUNDS
                          SUB-ADMINISTRATION AGREEMENT

                                   APPENDIX B

                                FEES AND EXPENSES


(i)  Base Fee:

FEE PER EXISTING FUND....................................       $2,000/MONTH
FEE PER NEW FUND.........................................       $1,000/MONTH*

(ii) Asset Charge (Fee as a % of the Annual Average Daily Net Assets of a Fund):

FEE PER FUND ...................................................       0.0575%

(iii)....Private Label Broker Dealer Fee........................   5,000/month

(iv)     Out-Of-Pocket and Related Expenses

         Allfirst shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) postage and delivery services; (ii) telephone services; (iii) electronic or facsimile transmission services; (iv) reproduction; (v) printing and distributing financial statements and prospectuses; (vi) typesetting, printing and distributing financial statements and prospectuses; (vii) Blue Sky and other regulatory filing fees; (viii) marketing material design and production; (ix) microfilm and microfiche; (x) Trust record storage and retention fees; and (xi) NASD and state fees and costs to maintain broker dealer. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

         In addition, to the extent not set forth above, Allfirst shall pay the out-of-pocket costs and expenses of Forum and ARK Funds Distributors, LLC: (i) to obtain and maintain the registration of representatives with the NASD and the various States; (ii) to investigate, defend or settle, or pay any fines resulting from, any investigation or proceeding with respect to the activities of any representative; (iii) to file advertising and sales literature with the NASD and States, and subject to approval by the Trust, and to travel to the offices of the investment adviser to conduct compliance meetings or inspections; and (iv) mail or otherwise deliver the various filings and documents related to representatives, including postage and money transmittal fees.

         *For the first calendar year of each New Fund. Thereafter, the Base Fee will be the same as that for an Existing Fund (i.e., $2,000 per month).

                                    ARK FUNDS
                          SUB-ADMINISTRATION AGREEMENT
                                   APPENDIX C


GENERAL/ADMINISTRATION/COMPLIANCE FUNCTIONS

1. Draft memos, checklists and procedures to comply with restrictions; review procedures annually with the Board; Monitor for compliance with procedures, and Review procedures annually if required:
         o  Liquidity Guidelines
         o  Rule 10f-3 (affiliated underwriting)
         o  Rule 17f-4 (municipal book-entry system)
         o  Rule 22c-1 (designating time of NAV)
         o  Rule 17a-7 (affiliated purchases/sales)
         o  Rule 17e-1 (affiliated brokerage)
         o  Rule 2a-7 (money market funds only)
         o  Rules 17f-5, 17f-7
         o  Rule 12b-1
         o  Rule 18f-3
         o  Prospectus Requirements
         o  Affiliated Bank Transactions
         o  Other 1940 Act/IRC/Prospectus Requirements

2.       Maintain fund facts and files

3. Coordinate with the SEC with respect to inspection, comments on registration statements

4.       Coordinate with Fund Counsel

5. Coordinate with independent auditor and provide attorney letters if requested

6.       Coordinate with custodian and sub-custodian

7.       Coordinate with advisor and sub-advisor

8.       Coordinate with rating and publication agencies

9. Coordinate, and prepare and/or review contracts, with third party vendors

10.      Advise on 1940 Act issues, subject to advice of fund counsel

11.      Advise on Blue Sky issues, subject to advice of fund counsel

12. Coordinate with independent auditors, and/or Allfirst internal audit, review of the providers of:
         o  Advisory services
         o  Blue Sky services
         o  Custodian services
         o  Transfer Agency services

13.      Draft, Review and/or File tax opinions or IRS Private Letter Rulings

14.      Draft, Review and/or File exemptive applications

15.      Draft, Review and/or File N-SARs

16.      Draft, Review and/or File De-registration Applications (N-8F)

17.      Draft, Review and/or File Merger/Reorganization Documents (N-14)

18.      Draft, Review and/or File SEC no-action requests

19.      Advise on modifications to Fund Code of Ethics, as necessary

20.      Assist Adviser with its Code of Ethics

21. Research securities, banking and ERISA regulatory issues either directly or with outside counsel, particularly with conversion of bank assets into proprietary funds

22. Counsel client on portfolio compliance issues (such as interpreting Rule 2a-7, affiliated transaction restrictions, etc.)

23. Assist and counsel client on obtaining appropriate insurance for Fund and Trustees

24.      Coordinate seed money and establish control accounts for new funds

25. Coordinate the printing and mailing of all income breakdown data to client services and transfer agent

26.      Advise and coordinate new product initiatives



BOARD MEETINGS/BOARD MATERIALS

1.       Coordinate Board Meeting calendar for the Funds

2. Prepare agenda, resolutions and related materials (including draft materials)

3.       Provide Fund Officers, as necessary

4. Attend Board Meetings (expenses incurred related to attendance at Board Meetings are considered a Fund Expense)

5.       Act as secretary and take minutes of meeting

6.       Maintain matrix for contract renewals and termination

7.       Coordinate responsibilities and deadlines for each item in each package

8. Create/maintain fee and expense comparison documentation (Lipper Data) for section 15(c) review of contracts (annual or as needed)

9.       Coordinate payment of Trustees' fees

10.      Conduct meetings and draft minutes

11.      Produce operating/compliance reports

12. Collect and assemble adviser reports (Rule 10f-3, Rule 17a-7, and Rule 17e-1, Rule 2a-7, Rule 17f-4, Etc.)

13.      Coordinate auditors presentation

14. Coordinate presentation by custodian, including Rate 17f-5 and 17f-7 materials

15.      Compile and maintain Trustee reference manual



CORPORATE RECORDS/SHAREHOLDER MEETINGS

1.       Prepare Fund By-Laws

2.       Prepare and distribute shareholder minutes and consents

3.       Maintain Fund files within statutory guidelines and time limits

4. Maintain files for registration statements, prospectuses, SAIs, financial statements and stickers

5.       Prepare and obtain all executed "authorized signatures"

6. Maintain record book of all organizational documents, official records, consents, approved minutes

7. Draft and/or Review proxy statements, shareholder meeting scripts, and other proxy materials; conduct meetings

8. Oversee filing of proxy materials with regulatory authorities, distribution to shareholders

9.       Obtain corporate status documentation as needed

10.      Coordinate printing, distribution and tabulation of proxies



AGREEMENTS/DOCUMENTS/PROCEDURES

1.       Obtain signatures if needed (and file originals in Fund files)

2.       Distribute to all appropriate parties

3.       Maintain working copies, files and procedure manuals

4.       Prepare Investment Advisory/Sub-Advisory Contract

5.       Prepare Administration Contracts

6.       Prepare Distribution Contracts

7.       Prepare Rule 12b-1 Plans and Agreements

8.       Prepare Rule 18f-3 Plan

9.       Prepare Shareholder Servicing Agreements

10. Prepare Fund Accounting, Custody and Transfer Agency Agreements, as necessary

11. Provide forms of Repurchase Agreements to Advisor and assist as necessary

12. Prepare Declaration of Trust for new Funds/classes (includes filing with state authorities)

13. Prepare sub-transfer agency agreements and similar networking agreements

14.      Provide any Fund records as requested by SEC examiner/Independent
         Auditor



REGISTRATION STATEMENTS

1. Draft, review and/or file prospectuses, SAIs and post-effective amendments

2.       Maintain all updates to prospectuses and SAIs

3.       Draft, review and/or file prospectus supplements

4.       Request/coordinate input from all sources

5.       Coordinate auditor review and consent

6. Draft, review and/or file registration statement wrapper, including Part C and all exhibits

7.       File or oversee filing by EDGAR and paper if required

8.       Draft correspondence to SEC and respond to SEC comments

9.       Coordinate typeset/print of document

10.      Distribute as appropriate

11. Coordinate with transfer agent, custodian, and fund accountant (as appropriate) information for registration statements

OTHER FILINGS

1.       Prepare 24f-2 and 24(e) filings

2.       File Form 12b-25, as necessary

3.       Coordinate auditor consents for filing

4.       File all financial statements

5.       File all prospectuses, SAIs and amendments

6.       Arrange payment of filing fees



SURVEY OVERSIGHT

1.       Coordinate Government reporting surveys to Fund Accounting

2.       Report Fund changes to Fund Accounting



NRSRO RATINGS/PERFORMANCE PUBLICATION

1.       Obtain and maintain Fund NRSRO ratings

2.       Coordinate all rating applications

3.       Maintain Rating agency documentation

4.       Follow-up any issues surrounding reporting of performance for the Funds



CUSIP/TIN/NASDAQ

1.       Obtain CUSIPs and maintain master list

2.       Obtain TINs and maintain master list

3.       Obtain NASDAQ symbols and listings and maintain master list



DISTRIBUTION

1.       Prepare compliance, expense and other reports to Board as requested

2. Counsel, external and internal clients and business managers on regulatory, financial, and disclosure aspects of sales contents, incentive programs and related marketing materials

3.       Maintain registered Fund distributor with NASD and States

4.       Review and approve advertising and sales literature

5. File sales materials with regulatory authorities and maintain complete file

6. Monitor underwriters, code of ethics, insider trading and supervising procedure compliance

7.       Collect, process and pay sales loads

8.       Collect, process and pay 12b-1 fees

9.       Calculate any request on unreimbursed Rule 12b-1 fees

10.      Prepare reports on distribution expenses

11. Maintain dealer, shareholder servicing and other agreements with financial intermediaries

12.      Execute required underwriter filings (i.e., Rule 461)

13.      Report on internal code of ethics to Board



BLUE SKY MATTERS

1.       Register the fund and its shares with appropriate blue sky authorities

2.       Respond to all blue sky audit and examination issues

3.       Perform blue sky fee analysis to minimize expenses

4.       Perform sales reporting to states

5.       Coordinate transfer agent interface and sales reporting

6.       Maintain state eligibility lists